SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2010

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

160 Gould Street, Needham, Massachusetts 02494

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code: (781) 851-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 7, 2010, Salary.com, Inc. (the “Company”) entered into a Severance and Retention Bonus Agreement with Yong Zhang, the Company’s Executive Vice President, President of Global Operations, Chief Operating Officer and Chief Technology Officer. Under this agreement, if Mr. Zhang’s employment is terminated by the Company without cause or by Mr. Zhang for good reason, he would be entitled to receive an amount equal to (a) one year of his then current base salary plus (b) one year of his target bonus, which amount would be paid in cash over a 12 month period.

The agreement also provides that Mr. Zhang will be entitled to receive a bonus of $75,000 if he remains employed by the Company in a full-time capacity through December 31, 2010 or if he is terminated before that date by the Company without cause. Mr Zhang also agreed to certain covenants for the benefit of the Company.

The above description of the Severance and Retention Bonus Agreement is a summary and is qualified in its entirety by the Severance and Retention Bonus Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Severance and Retention Bonus Agreement between Salary.com, Inc. and Yong Zhang dated July 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: July 12, 2010	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Senior Vice President and Chief Financial Officer